EXHIBIT 10.3

SALE AND CONTRIBUTION AGREEMENT

by and between

HORIZON TECHNOLOGY FINANCE CORPORATION,
as the Seller

and

HORIZON FUNDING 2022-1 LLC,
as the Trust Depositor

Dated as of November 9, 2022

Horizon Funding Trust 2022-1

Asset-Backed Notes

SALE AND CONTRIBUTION AGREEMENT

THIS SALE AND CONTRIBUTION AGREEMENT, dated as of November 9, 2022 (as amended, modified, restated, waived, or supplemented from time to time, this “Agreement”), is between HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (together with its successors and assigns, “Horizon,” and in its capacity as originator, together with its successors and assigns, the “Seller”) and HORIZON FUNDING 2022-1 LLC, a Delaware limited liability company (together with its successors and assigns, the “Trust Depositor”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Loans;

WHEREAS, the Trust Depositor desires to acquire the Initial Loans (as defined herein) from the Seller and may acquire from time to time thereafter certain Substitute Loans or, during the Investment Period, certain Additional Loans;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans and any Substitute Loans or any Additional Loans from the Seller that the Seller make certain representations, warranties and covenants regarding the such Loans for the benefit of the Trust Depositor as well as Horizon Funding Trust 2022-1, a Delaware statutory trust (the “Issuer”);

WHEREAS, on the Closing Date, the Trust Depositor will purchase and accept assignment of the Initial Loan Assets and certain other assets from the Seller as provided herein; and

WHEREAS, on the Closing Date, the Trust Depositor will sell, convey and assign all its right, title and interest in the Initial Loan Assets, to the Issuer, pursuant to a Sale and Servicing Agreement, dated as of the date hereof (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Sale and Servicing Agreement”), among Horizon, as the seller and the servicer, the Trust Depositor, as the trust depositor, the Issuer, as the issuer, and U.S. Bank Trust Company, National Association, as the trustee, and U.S. Bank National Association as custodian, securities intermediary and backup servicer.

NOW, THEREFORE, based upon the above recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Sale and Servicing Agreement, unless the context otherwise requires. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Additional Loan Assets” means any assets acquired by the Trust Depositor during the Investment Period in connection with the conveyance of one or more Additional Loans pursuant to Section 2.05, which assets shall include the Seller’s right, title and interest in the following:

(a) the Additional Loans listed in the related Subsequent List of Loans, and all monies due, to become due or paid in respect thereof accruing on and after the Cutoff Date and all Insurance Proceeds, Liquidation Proceeds and other recoveries thereon, in each case as they arise after the applicable Additional Loan Cutoff Date;

(b) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(c) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character (including any warrants executed by an Obligor with respect to such Loans) from time to time supporting or securing payment of such Loans;

(d) the Transaction Accounts, together with all cash and investments in each of the foregoing;

(e) all collections and records (including Computer Records) with respect to the foregoing;

(f) all documents relating to the applicable Loan Files and other Records relating to such Loans and Related Property; and

(g) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amounts with respect thereto.

“Indemnified Party” shall have the meaning provided in Section 7.01.

“Ineligible Loan” shall have the meaning provided in Section 6.01.

“Initial Loan Assets” means any assets acquired by the Trust Depositor from the Seller on the Closing Date pursuant to Section 2.01, which assets shall include the Seller’s right, title and interest in the following:

(a)    the Initial Loans, and all monies due, to become due or paid in respect thereof accruing on and after the Cutoff Date and all Insurance Proceeds, Liquidation Proceeds and other recoveries thereon, in each case as they arise after the Cutoff Date;

(b)    all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Initial Loans;

(c)    all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character (including any warrants executed by an Obligor with respect to such Loans) from time to time supporting or securing payment of such Initial Loans;

(d)    the Transaction Accounts, together with all cash and investments in each of the foregoing;

(e)    all collections and records (including Computer Records) with respect to the foregoing;

(f)    all documents relating to the applicable Loan Files and other Records relating to the Initial Loans and Related Property; and

(g)    all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amounts with respect thereto.

“Initial Loans” means those Loans listed on Schedule A hereto, which Loans shall be conveyed to the Trust Depositor on the Closing Date.

“Loan” means an individual loan to an Obligor, or any portion thereof, made by the Seller.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets.

“Related Property” means, with respect to any Loan and as applicable in the context used, the interest of the Obligor, or the interest of the Seller, Trust Depositor or Issuer under the Loan, in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan (including, without limitation, a pledge of the stock, membership or other ownership interests in the Obligor, but excluding any warrant interest in an Obligor held by any Affiliate of the Seller other than the Issuer or Trust Depositor), including all Proceeds from any sale or other disposition of such property or other assets.

“Substitute Loan Assets” means any assets acquired by the Trust Depositor in connection with a substitution of one or more Substitute Loans pursuant to Section 2.04, which assets shall include the Seller’s right, title and interest in the following:

(a)    the Substitute Loans listed in the related Subsequent List of Loans and all monies due, to become due or paid in respect thereof accruing on and after the applicable Substitute Loan Cutoff Date and all Insurance Proceeds, Liquidation Proceeds and other recoveries thereon, in each case as they arise after the applicable Substitute Loan Cutoff Date;

(b)    all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(c)    all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character (including any warrants executed by an Obligor with respect to such Loans) from time to time supporting or securing payment of such Loans;

(d)    all collections and records (including Computer Records) with respect to the foregoing;

(e)    all documents relating to the applicable Loan Files and other Records relating to such Substitute Loans and Related Property; and

(f)    all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amounts with respect thereto.

Section 1.02	Other Terms

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03	Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “within” means “from and excluding a specified date and to and including a later specified date.”

Section 1.04	Interpretation.

In this Agreement, unless a contrary intention appears:

(a)    the singular number includes the plural number and vice versa;

(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c)    reference to any gender includes each other gender;

(d)    reference to day or days without further qualification means calendar days;

(e)    unless otherwise stated, reference to any time means New York, New York time;

(f)    references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(g)    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(h)    reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05	References.

All section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06	Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFERS

Section 2.01	Transfer of Loan Assets.

(a)    The Seller shall sell, assign and convey Loan Assets to the Trust Depositor pursuant to the terms and provisions hereof.

(b)    Subject to and upon the terms and conditions set forth herein, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, for a purchase price equal to the fair market value of the Loan Assets, a portion of which shall be paid by wire transfer of immediately available funds and the remainder of which will be deemed to be a contribution to the capital of the Trust Depositor, all the right, title and interest of the Seller in and to the Initial Loan Assets.

To the extent the purchase price paid to the Seller for any Loan Assets is less than the fair market value of such Loan Assets, the difference between such fair market value and such purchase price shall be deemed to be a capital contribution made by the Seller to the Trust Depositor on the Closing Date in the case of the Initial Loans, as of the related Substitute Loan Cutoff Date in the case of any Substitute Loans and as of the related Additional Loan Cutoff Date in the case of any Additional Loans. For all purposes of this Agreement, any contributed Loan Assets shall be treated the same as Loan Assets sold for cash, including without limitation for purposes of Section 6.01.

(c)    The Seller and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 3.01, 3.02 and 3.04 hereof and of the Trust Depositor in the Sale and Servicing Agreement and in Section 3.06 hereof will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce directly (without joinder of the Trust Depositor when enforcing against the Seller) the repurchase obligations of the Seller or the Trust Depositor, as applicable, with respect to breaches of such representations and warranties that materially and adversely affect the interest of any Noteholder as set forth in the Sale and Servicing Agreement or in this Agreement.

(d)    The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Seller to the Trust Depositor pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor of any obligation of the Seller in connection with the Loan Assets, or any agreement or instrument relating thereto, including, without limitation, (i) any obligation to any Obligor relating to any unfunded commitment from the Seller, (ii) any taxes, fees, or other charges imposed by any Governmental Authority and (iii) any insurance premiums that remain owing with respect to any Loan Asset at the time such Loan Asset is sold hereunder. Without limiting the foregoing, (x) the Trust Depositor does not assume any obligation to purchase any additional notes or loans under agreements governing the Loan Assets and (y) the sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Seller to the Trust Depositor pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Seller as agent or collateral agent under any Co-Lender Loan.

(e)    The Seller and the Trust Depositor intend and agree that (i) the transfer of the Loan Assets by the Seller to the Trust Depositor hereunder and the transfer of the Loan Assets by the Trust Depositor to the Issuer under the Sale and Servicing Agreement are each intended to be an absolute sale, conveyance and transfer of ownership of the applicable Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Seller’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere granting of a security interest to secure indebtedness, the Seller shall be deemed to have granted (and as of the Closing Date hereby grants) to the Trust Depositor and the Trust Depositor shall be deemed to have granted and assigned (and as of the Closing Date hereby grants and assigns) to the Issuer, as the case may be, a security interest in all right, title and interest of the Seller or of the Trust Depositor, respectively, in such Loan Assets, and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f)    If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under the Sale and Servicing Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing), repledge and reassign (i) all or a portion of the Loan Assets pledged to the Trust Depositor by the Seller and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under any agreement with the Seller, and without further notice to or acknowledgment from the Seller. The Seller waives, to the extent permitted by Applicable Law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of the Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(g)    The Seller and the Trust Depositor acknowledge and agree that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of an Initial Loan, Substitute Loan or Additional Loan in accordance with the terms of related Underlying Loan Agreements may reflect that the Seller or any Affiliate thereof is assigning such Initial Loan, Substitute Loan or Additional Loan directly to the Issuer. Nothing in such assignment agreements shall be deemed to impair the transfers of the Loan Assets by the Seller to the Trust Depositor in accordance with the terms of this Agreement and the subsequent transfer of the Loan Assets by the Trust Depositor to the Issuer in accordance with the terms of the Sale and Servicing Agreement.

Section 2.02	Conditions to Transfer of Loan Assets to the Trust Depositor.

On or before the Closing Date, the Seller shall deliver or cause to be delivered to the Trust Depositor, the Owner Trustee and the Trustee each of the documents, certificates and other items as follows:

(a)    a certificate of an officer of the Seller substantially in the form of Exhibit C to the Sale and Servicing Agreement;

(b)    copies of resolutions of Horizon, as Seller and Servicer, approving the execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of Horizon;

(c)    officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Seller under the laws of the State of Delaware;

(d)    the initial List of Loans, certified by an officer of the Seller, together with an Assignment with respect to the Initial Loan Assets substantially in the form of Exhibit A, attached hereto (along with the delivery of any instruments and Loan Files as required under Section 2.07);

(e)    a letter from RSM US LLP, a Delaware limited liability partnership or another nationally recognized accounting firm, addressed to the Seller and the Trust Depositor (with a copy to the Trustee and the Rating Agency), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and that identifies those Initial Loans that do not conform;

(f)    a UCC-1 financing statement, naming the Seller as seller or debtor, naming the Trust Depositor as assignor, buyer or secured party, and naming the Issuer as assignee of assignor, buyer or secured party and describing the Loan Assets being sold by it to the Trust Depositor as collateral, which financing statement shall be filed on the Closing Date with the office of the Secretary of State of the State of Delaware and in such other locations as the Trust Depositor shall have required;

(g)    an Officer’s Certificate listing the Servicer’s Servicing Officers;

(h)    a fully executed copy of each of the Transaction Documents.

On or before the Closing Date, the Servicer shall have notified and directed the Obligor with respect to each such Loan to make all payments on the Loans, whether by check, wire transfer or otherwise, directly to the Lockbox Account.

Section 2.03	Acceptance by the Trust Depositor.

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Seller shall deliver, on behalf of the Trust Depositor, to the Trustee (or the Custodian on its behalf) the Initial Loan Assets and such delivery to and acceptance by the Trustee shall be deemed to be delivery to and acceptance by the Trust Depositor.

Section 2.04	Conveyance of Substitute Loans.

(a)    With respect to any Substitute Loans to be conveyed to the Issuer by the Trust Depositor pursuant to Section 2.04 and Section 2.06 of the Sale and Servicing Agreement, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, without recourse other than as expressly provided herein (and the Trust Depositor shall purchase through cash payment and/or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Substitute Loan Cutoff Date), all the right, title and interest of the Seller in and to such Substitute Loans and Related Property.

The purchase price may equal, exceed or be less than the fair market value of such Substitute Loan as of the related Substitute Loan Cutoff Date, plus in each case accrued interest thereon. To the extent the purchase price of any Substitute Loan is less than the fair market value thereof, the Seller will be deemed to have made a capital contribution with respect to such excess to the Trust Depositor. In the event that the Trust Depositor is no longer the sole Certificateholder, the Trust Depositor will obtain the approval of an independent pricing advisor prior to receiving any Substitute Loan from the Seller.

(b)    [Reserved].

(c)    The Seller shall transfer to the Trust Depositor hereunder the applicable Substitute Loans and Related Property only upon the satisfaction of each of the following conditions on or prior to the related Substitute Loan Cutoff Date (in addition to the conditions set forth in Section 2.10 of the Sale and Servicing Agreement):

(i)    the Seller shall have provided the Trust Depositor with timely notice of such substitution, which shall be delivered no later than 11:00 a.m. on the related Substitute Loan Cutoff Date;

(ii)    there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Collateral;

(iii)    the Seller and the Trust Depositor shall have delivered to the Issuer and the Trustee a Subsequent List of Loans listing the applicable Substitute Loans and an assignment agreement as required by the related Underlying Loan Agreement indicating that the Issuer is the holder of the related Substitute Loan;

(iv)    the Seller shall have deposited or caused to be deposited in the Collection Account all Collections received by it with respect to the applicable Substitute Loans on and after the related Substitute Loan Cutoff Date;

(v)    each of the representations and warranties made by the Seller pursuant to Sections 3.02 and 3.04 applicable to the Substitute Loans shall be true and correct as of the related Substitute Loan Cutoff Date; and

(vi)    the Seller shall bear all incidental transaction costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Substitute Loan Cutoff Date, indicate in its Computer Records that ownership of each Substitute Loan identified on the Subsequent List of Loans has been sold by the Seller to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements.

(d)    The Servicer, the Issuer and the Trustee (at the request of the Servicer) shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being substituted.

(e)    The Seller represents and warrants that each Substitute Loan is a Qualified Substitute Loan as of the date such Substitute Loan is transferred to the Trust Depositor hereunder.

Section 2.05	Conveyance of Additional Loans.

(a)    With respect to any Additional Loans to be conveyed to the Issuer by the Trust Depositor pursuant to Section 2.07 of the Sale and Servicing Agreement, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, without recourse other than as expressly provided herein, all the right, title and interest of the Seller in and to such Additional Loans and Related Property.

(b)    During the Investment Period, the Seller shall transfer to the Trust Depositor hereunder the applicable Additional Loans and Related Property only upon the satisfaction of each of the following conditions on or prior to the related Additional Loan Cutoff Date:

(i)    such Additional Loan is a Qualified Additional Loan as of the date such Additional Loan is transferred to the Issuer;

(ii)    the Seller shall have provided the Trust Depositor with timely notice of such acquisition, which shall be delivered no later than the related Additional Loan Cutoff Date;

(iii)    the Seller and the Trust Depositor shall have delivered to the Issuer and the Trustee a Subsequent List of Loans listing the applicable Additional Loans and an assignment agreement as required by the related Underlying Loan Agreement indicating that the Issuer is the holder of the related Additional Loan;

(iv)    the Seller shall have deposited or caused to be deposited in the Collection Account all Collections received by it with respect to the applicable Additional Loans on and after the related Additional Loan Cutoff Date;

(v)    each of the representations and warranties made by the Seller pursuant to Sections 3.02 and 3.04 applicable to the Additional Loans shall be true and correct as of the related Additional Loan Cutoff Date; and

(vi)    the Seller shall bear all incidental transaction costs incurred in connection with and acquisition of Additional Loans effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Additional Loan Cutoff Date, indicate in its Computer Records that ownership of each Additional Loan identified on the Subsequent List of Loans has been sold by the Seller to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements.

(c)    The Servicer, the Issuer and the Trustee (at the request of the Servicer) shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being conveyed.

(d)    The Seller represents and warrants that each Additional Loan is a Qualified Additional Loan as of the date such Additional Loan is transferred to the Trust Depositor hereunder.

Section 2.06	Release of Excluded Amounts.

The parties acknowledge and agree that the Trust Depositor has no interest in the Excluded Amounts. Immediately upon the release to the Trust Depositor by the Issuer of any Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

Section 2.07	Delivery of Documents in the Loan File.

(a)    Subject to the delivery requirements set forth in Section 2.07(b), the Seller shall deliver, on behalf of the Trust Depositor, possession of all the Loan Files to the Trustee (or the Custodian on its behalf) on behalf of and for the account of the Noteholders. The Seller shall also identify on the List of Loans (including any deemed amendment thereof associated with any Substitute Loans or Additional Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are evidenced by such instruments.

(b)    With respect to each Loan in the Collateral, (i) at least two (2) Business Days before the Closing Date in the case of the Initial Loans, two (2) Business Days before the related Substitute Loan Cutoff Date in the case of any Substitute Loans and two (2) Business Days before the related Additional Loan Cutoff Date in the case of any Additional Loans (or, in each case, such lesser time as shall be acceptable to the Trustee (or the Custodian on its behalf)), the Seller or the Trust Depositor will deliver or cause to be delivered to the Trustee (or to the Custodian on its behalf), to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan; and (ii) on or before the Closing Date in the case of the Initial Loans, on or before the related Substitute Loan Cutoff Date in the case of any Substitute Loans and on or before the related Additional Loan Cutoff Date in the case of any Additional Loans (or, in each case, such lesser time as shall be acceptable to the Trustee (or the Custodian on its behalf)), the Seller or the Trust Depositor will deliver or cause to be delivered to the Trustee (or to the Custodian on its behalf), to the extent not previously delivered, each of the documents in the Loan File that is not part of the Required Loan Documents with respect to such Loan.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each conveyance of Substitute Loans or Additional Loans, as applicable, is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Trust Depositor will rely in conveying the Initial Loan Assets on the Closing Date (and any Substitute Loan Assets on the relevant Substitute Loan Cutoff Date and any Additional Loan Assets on the relevant Additional Loan Cutoff Date) to the Issuer, and on which the Issuer and the Securityholders will rely. The Seller acknowledges that such representations and warranties are being made by the Seller for the benefit of the Issuer and the Securityholders.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Substitute Loan Cutoff Date or Additional Loan Cutoff Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Trust Depositor and the sale, transfer and assignment of the Loan Assets by the Trust Depositor to the Issuer. The repurchase obligation or substitution obligation of the Seller set forth in Section 6.01 constitutes the sole remedy available for a breach of a representation or warranty of the Seller set forth in Section 3.01 through Section 3.04 of this Agreement.

Section 3.01	Representations and Warranties Regarding the Seller.

The Seller represents and warrants that:

(a)    Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Seller.

(b)    Authorization; Valid Sale; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust Depositor and cause the Trust Depositor to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Trust Depositor is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement shall effect a valid sale, transfer and assignment of or grant of a security interest in the Loan Assets from the Seller to the Trust Depositor, enforceable against the Seller and creditors of and purchasers from the Seller. This Agreement and the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)    No Consent Required. The Seller is not required to obtain the consent of any other party (other than (i) the filing of UCC financing statements and (ii) those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)    No Violations. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not violate in any material respect any Applicable Law applicable to the Seller, or conflict with, result in a default under or constitute a breach of the Seller’s organizational documents or the material Contractual Obligations to which the Seller is a party or by which the Seller or any of the Seller’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such material Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)    Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the other Transaction Documents to which it is a party or the Securities (1) that, if adversely determined, would in the reasonable judgment of the Seller be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Seller or the transactions contemplated by this Agreement or the other Transaction Documents to which the Seller is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f)    Solvency. The Seller, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g)    Taxes. The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller); no tax Lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)    Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name, whether by amendment of its Certificate of Incorporation, by reorganization or otherwise, within the four months preceding the Closing Date. The Seller has not changed its location within the four months preceding the Closing Date.

(i)    Not an Investment Company. The Seller is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” under the 1940 Act.

(j)    Sale Treatment. Other than for accounting and tax purposes, the Seller has treated the transfer of the Loan Assets to the Trust Depositor for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k)    Security Interest.

(i)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trust Depositor in all right, title and interest of the Seller in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)    the Loan Assets, along with the related Loan Files, constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)    the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Trust Depositor, the Trust Depositor will have good and marketable title to the Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)    the Seller has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Trust Depositor;

(v)    the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Loan Assets granted to the Trust Depositor under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi)    other than the security interest granted to the Trust Depositor pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loan Assets. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust Depositor under this Agreement, or (B) that has been terminated or for which a release or partial release has been filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;

(vii)    all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Trustee (or to the Custodian on its behalf);

(viii)    the Seller has received a written acknowledgment from the Trustee (or the Custodian on its behalf) that the Trustee or the Custodian is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix)    none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust Depositor.

(l)    Value Given. The cash payments and the corresponding increase in the Seller’s equity interest in the Trust Depositor received by the Seller in respect of the purchase price of the Loan Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Trust Depositor of such Loan Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m)    No Defaults. The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(n)    Bulk Transfer Laws. The transfer, assignment and conveyance of the Loan Assets by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(o)    Origination and Collection Practices. The origination and collection practices used by the Seller and any of its Affiliates with respect to each Loan have been consistent with the

Servicing Standard and have complied in all material respects with the Credit and Collection Policy.

(p)    Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates sold, or will sell, any interest in any Loan Asset with any intent to hinder, delay or defraud any of their respective creditors.

(q)    Nonconsolidation. The Seller conducts its affairs such that the Trust Depositor would not be substantively consolidated in the estate of the Seller and their respective separate existences would not be disregarded in the event of the Seller’s bankruptcy.

(r)    Accuracy of Information. All written factual information heretofore furnished by the Seller for purposes of or in connection with this Agreement or the other Transaction Documents to which the Seller is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Seller to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified; provided that the Seller shall not be responsible for any factual information furnished to it by any third party not affiliated with it, or the Trust Depositor or the Servicer, except to the extent that a Responsible Officer of the Seller has actual knowledge that such factual information is inaccurate in any material respect.

The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Seller and the Trust Depositor shall provide the Rating Agency with prompt written notice upon obtaining knowledge of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02	Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Seller represents and warrants (x) with respect to Section 3.02(a), Section 3.02(b), Section 3.02(d) and Section 3.02(e), as to each Loan as of the Closing Date, as of the related Substitute Loan Cutoff Date with respect to each Substitute Loan and as of the related Additional Loan Cutoff Date with respect to each Additional Loan and (y) with respect to Section 3.02(c), as to the Initial Loans in the aggregate as of the Closing Date, as of the related Substitute Loan Cutoff Date with respect to Substitute Loans and as of the related Additional Loan Cutoff Date with respect to Additional Loans (after giving effect to the addition of such Substitute Loans or Additional Loans to the Collateral), that:

(a)    List of Loans. The information set forth in the List of Loans attached to the Sale and Servicing Agreement as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Substitute Loans on the related Substitute Loan Cutoff Date or a conveyance of Additional Loans on the related Additional Loan Cutoff Date) is true, complete and correct.

(b)    Eligible Loan. Each Initial Loan, each Substitute Loan and each Additional Loan satisfies the criteria for the definition of Eligible Loan set forth in the Sale and Servicing Agreement.

(c)    No Liens. Each Initial Loan, each Substitute Loan and each Additional Loan is free and clear of all Liens, other than Permitted Liens, and, to the Seller’s knowledge, no offsets, defenses or counterclaims against the Seller have been asserted or threatened with respect to such Initial Loan, such Substitute Loan and such Additional Loan, respectively.

(d)    Security Interest. Each Initial Loan, each Substitute Loan and each Additional Loan is secured by a perfected security interest in certain property of the related Obligor identified in the loan documentation in favor of the Seller, as registered lienholder, or the Seller has taken all necessary action with respect to each Initial Loan, each Substitute Loan and each Additional Loan to secure a perfected security interest in such property.

(e)    Compliance with Law. Each Initial Loan, each Substitute Loan and each Additional Loan complies in all material respects, as of such date and as of the date on which it was originated, with applicable federal and state laws.

Section 3.03	[Reserved].

Section 3.04	Representations and Warranties Regarding the Required Loan Documents.

The Seller represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Substitute Loan Cutoff Date, with respect to Substitute Loans, or as of the related Additional Loan Cutoff Date, with respect to Additional Loans), that except as otherwise provided in Section 2.07, the Required Loan Documents and each other item included in the Loan File for each Initial Loan (or Substitute Loan or Additional Loan, as applicable) are in the possession of the Trustee or the Custodian, on behalf of the Trustee.

Section 3.05	[Reserved].

Section 3.06	Representations and Warranties Regarding the Trust Depositor.

By its execution of this Agreement, the Trust Depositor represents and warrants to the Seller that:

(a)    Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Trust Depositor or the Issuer.

(b)    Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created. This Agreement shall effect a valid sale, transfer and assignment of or grant of a security interest in the Loan Assets from the Seller to the Trust Depositor. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)    No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)    No Violations. The execution, delivery and performance by the Trust Depositor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not violate in any material respect any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or any material Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such material Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)    Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, any other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or any other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(f)    Solvency. The Trust Depositor, at the time of, and after giving effect to each conveyance of Loan Assets hereunder and of Combined Loan Assets under the Sale and Servicing Agreement, is Solvent.

(g)    Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)    Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.

(i)    Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(j)    Sale Treatment. Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets from the Seller for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

ARTICLE IV

PERFECTION OF TRANSFER AND
PROTECTION OF SECURITY INTERESTS

Section 4.01	Custody of Loans.

The contents of each Loan File shall be held in the custody of the Custodian (on behalf of the Trustee) under the terms of the Sale and Servicing Agreement for the benefit of, and as agent for, the Securityholders.

Section 4.02	Filing.

On the Closing Date, the Seller shall cause the UCC financing statement(s) referred to in Section 2.02(f) hereof to be filed. Notwithstanding the obligations of the Seller set forth in the preceding sentence, the Trust Depositor hereby authorizes the Servicer to prepare and file, at the expense of the Seller, such UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03	Changes in Name, Organizational Structure or Location.

(a)    During the term of this Agreement, the Seller shall not change its name, principal place of business, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Trust Depositor and Servicer.

(b)    If any change in the Seller’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Initial Loan Asset, Substitute Loan Asset or Additional Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, or the Servicer on its behalf, no later than five (5) Business Days after the effective date of such change, shall file such amendments as may be required (including, but not limited to, any filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) to preserve and protect the Trust Depositor’s, the Issuer’s and the Trustee’s interests in the Initial Loan Assets, any Substitute Loan Assets and any Additional Loan Assets and the proceeds thereof.

Section 4.04	Costs and Expenses.

The initial Servicer will be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust Depositor’s and Issuer’s right, title and interest in and to the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets (including, without limitation, the security interests in the Related Property related thereto and the security interests provided for in the Indenture); provided that to the extent permitted by the Underlying Loan Agreements, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Section 4.05	Sale Treatment.

Other than for accounting and tax purposes, the Seller shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.06	Separateness from Trust Depositor.

The Seller agrees to take or refrain from taking or engaging in with respect to the Trust Depositor, each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates of the Seller delivered in connection therewith) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V

COVENANTS OF THE ORIGINATOR

Section 5.01	Corporate Existence.

During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate for the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and the Trust Depositor will be conducted on an arm’s-length basis.

Section 5.02	[Reserved].

Section 5.03	Security Interests.

The Seller will not sell, pledge, assign or transfer to any Person other than the Trust Depositor, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Trust Depositor, whether now existing or hereafter transferred to the Trust Depositor, or as otherwise expressly contemplated by this Agreement. The Seller will promptly notify the Trust Depositor upon obtaining knowledge of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Seller shall defend the right, title and interest of the Trust Depositor in, to and under the Loans in the Collateral and the Trust Depositor’s interest in any Related Property, against all claims of third parties; provided that nothing in this Section 5.03 shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

Section 5.04	Compliance with Law.

The Seller hereby agrees to comply in all material respects with all Applicable Law applicable to the Seller except where the failure to do so would not reasonably be expected to have a material adverse effect on the Securityholders.

Section 5.05	Liability of Seller.

The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

Section 5.06	Limitation on Liability of Seller and Others.

The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by the appropriate Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 5.07	Reserved.

Section 5.08	Merger or Consolidation of Seller.

Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to substantially all of the business or substantially all of the lending business of the Seller shall be the successor to the Seller hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided that if the Seller is the Servicer at the time of such merger, conversion, consolidation or sale, such transaction meets the requirements set forth in Section 5.13 of the Sale and Servicing Agreement.

Section 5.09	Delivery of Collections.

The Seller agrees to deposit into the Collection Account promptly (but in no event later than two (2) Business Days after receipt) all Collections received by the Seller in respect of any

Initial Loan, Substitute Loan or Additional Loan, for application in accordance with Section 7.06 of the Sale and Servicing Agreement.

Section 5.10	Underlying Custodial Agreements.

The Seller agrees to fully cooperate with the Trust Depositor, the Issuer and the Trustee, and from and after the occurrence and during the continuance of an Event of Default or Servicer Default to take such actions as may be requested in the reasonable discretion of the Trustee, under any Underlying Loan Agreements. The Seller further agrees to fully cooperate with the Trust Depositor, the Issuer and the Trustee, and from and after the occurrence and during the continuance of an Event of Default or Servicer Default to take such actions as may be requested in the sole and absolute discretion of the Trustee to cause to be defended, enforced, preserved and protected the rights and privileges of the Trust Depositor, the Issuer, the Trustee and the Secured Parties under or with respect to the Underlying Loan Agreements and any underlying loan documents or other collateral held by the underlying custodians.

ARTICLE VI

REMEDIES UPON MISREPRESENTATION

Section 6.01	Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

Upon a discovery by a Responsible Officer of the Trust Depositor, a Responsible Officer of the Servicer, a Responsible Officer of the Backup Servicer or any subservicer, a Responsible Officer of the Owner Trustee or a Responsible Officer of the Trustee of a breach of a representation or warranty as set forth in Section 3.01, Section 3.02 or Section 3.04 or as made or deemed made relating to any Initial Loan, Substitute Loan or Additional Loan, as applicable, that materially and adversely affects the interests of the Securityholders (each such Loan with respect to which such breach exists, an “Ineligible Loan”), the party discovering such breach or failure shall give prompt written notice to the other parties to this Agreement; provided that neither the Owner Trustee nor the Trustee shall have a duty or obligation to inquire or to investigate the breach of any of such representations or warranties; provided that neither the Owner Trustee, the Trustee nor the Backup Servicer shall have a duty or obligation (i) to discover or make an attempt to discover, inquire about or investigate the breach of any of such representations or warranties or (ii) to determine if such breach materially and adversely affects the interests of the Securityholders. Within 30 days of the earlier of (x) its discovery or (y) its receipt of notice of any breach of a representation or warranty, the Seller shall (a) promptly cure such breach in all material respects, (b) repurchase each such Ineligible Loan by depositing in the Lockbox Account, for further credit to the Collection Account, within such 30 day period, an amount equal to the Transfer Deposit Amount for such Ineligible Loan, or (c) remove such Initial Loan, Substitute Loan or Additional Loan from the Collateral, deposit the Transfer Deposit Amount with respect to such Loan into the Lockbox Account, for further credit to the Collection Account, and, not later than the date a repurchase of such affected Loan would be required hereunder, effect a substitution for such affected Loan with a Substitute Loan in accordance with the substitution requirements set forth in Section 2.04.

Section 6.02	Reassignment of Repurchased, Substituted Loans or Acquired Additional Loans.

Upon receipt by the Trustee for deposit in the Collection Account of the amounts described in Section 6.01 (or upon the Substitute Loan Cutoff Date related to a Substitute Loan described in Section 6.01 or upon the Additional Loan Cutoff Date related to an Additional Loan described in Section 6.01), and upon receipt of an Officer’s Certificate of the Servicer in the form attached as Exhibit F to the Sale and Servicing Agreement, the Trustee and the Issuer shall assign to the Trust Depositor and the Trust Depositor shall assign to the Seller all of the Trustee’s and the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the Initial Loans, Substitute Loans or Additional Loans being repurchased or substituted for the related Loan Assets without recourse, representation or warranty. Such reassigned Initial Loan, Substitute Loan or Additional Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances or otherwise be deemed a part of the Collateral.

ARTICLE VII

INDEMNIFICATION BY THE ORIGINATOR

Section 7.01	Indemnification.

The Seller agrees to indemnify, defend and hold harmless the Trust Depositor, its officers, directors, employees and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Seller’s fraud or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Seller if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Seller of its indemnification obligations hereunder unless the Seller is deprived of material substantive or procedural rights or defenses as a result thereof. The Seller shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld, the Seller shall be relieved of its indemnification obligations hereunder with respect to such Person. The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to an Initial Loan, Substitute Loan or Additional Loan. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Initial Loans, Substitute Loans or Additional Loans.

Section 7.02	Liabilities to Obligors.

No obligation or liability to any Obligor under any of the Initial Loans, Substitute Loans or Additional Loans is intended to be assumed by the Trust Depositor, the Trustees, the Issuer or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby.

Section 7.03	Operation of Indemnities.

If the Seller has made any indemnity payments to an Indemnified Party pursuant to this Article VII and such Indemnified Party thereafter collects any such amounts from others, such Indemnified Party will repay such amounts collected to the Seller.

ARTICLE VIII

MISCELLANEOUS

Section 8.01	Amendment.

(a)    This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Trustee but without the consent of any Securityholder, to (i) cure any ambiguity or to correct or supplement any provisions herein that may be inconsistent with any other provisions in this Agreement or in the Offering Memorandum, (ii) comply with any changes in the Code, USA PATRIOT Act, or U.S. securities laws (including the regulations implementing such laws), (iii) add to the covenants of any party hereto for the benefit of the Securityholders, and (iv) add any new provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that no such amendment shall materially and adversely affect the interests of any Noteholder. Notice of any such proposed amendment must be sent to all Securityholders and the Rating Agency at least ten (10) Business Days prior to the execution of such amendment and (y) such amendment shall not be deemed to materially and adversely affect the interests of any Noteholder if the Person requesting such amendment obtains an Opinion of Counsel addressed to the Trustee to that effect.

(b)    Except as provided in Section 8.01(a) hereof, this Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Trustee and with the consent of the Majority Noteholders and with notice to each of the Rating Agency and the Owner Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided that (i) if such amendment materially and adversely affects any Notes, such amendment shall also require the consent of the majority of the Outstanding Principal Balance of such Notes and (ii) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on any Initial Loans, Substitute Loans or Additional Loans which are required to be distributed on any Note or the Certificate without the consent of the Holder of such Note or the Certificate or reduce the percentage of Securityholders that are required to consent to any such amendment without the consent of the Securityholders holding 100% of the Notes or the Certificate affected thereby.

(c)    [Reserved].

(d)    Promptly after the execution of any such amendment or consent, written notification of the substance of such amendment or consent shall be furnished by the Trustee to the Noteholders, by the Owner Trustee to the Certificateholders and by the Seller to the Rating Agency. It shall not be necessary for the consent of any Securityholders required pursuant to Section 8.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders and as the Owner Trustee may prescribe for the Certificateholders.

(e)    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon an Officer’s Certificate of the Servicer with respect to the effect of any such amendment on the economic interests of any Securityholders) stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent have been satisfied. Each of the Trustee and the Owner Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects such Person’s own rights, duties, indemnities or immunities under this Agreement or otherwise.

Section 8.02	Governing Law.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(b).

Section 8.03	Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)    if to the Servicer or the Seller:

Horizon Technology Finance Corporation

312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2022-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

with a copy to:

Horizon Technology Finance Corporation

312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2022-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

(ii)    if to the Trust Depositor:

Horizon Funding 2022-1 LLC

c/o Horizon Technology Finance Corporation

312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2022-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

with a copy to:

Horizon Funding 2022-1 LLC

c/o Horizon Technology Finance Corporation

312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2022-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

(iii)    if to the Trustee:

U.S. Bank Trust Company, National Association

190 S. LaSalle St., 7th Floor

Chicago, IL 60603

Attention: Global Structured Finance – Horizon 2022-1

Facsimile No.: (312) 332-7453

(iv)    if to the Backup Servicer:

U.S. Bank Trust Company, National Association

190 S. LaSalle St., 7th Floor

Chicago, IL 60603

Attention: Global Structured Finance – Horizon 2022-1

Facsimile No.: (312) 332-7453

(v)    If to the Custodian with respect to Loan Files:

U.S. Bank National Association

1133 Rankin Street, Suite 100

St. Paul, MN 55116

Attention: Document Custody Services

Ref: Horizon Funding Trust 2022-1

(vi)    if to the Owner Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No.: (302) 636‑4140

with a copy to:

the Seller and the Servicer as provided in clause (i) above

(vii)    if to the Issuer:

Horizon Funding Trust 2022-1

c/o Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No.: (302) 636‑4140

with a copy to:

the Seller and the Servicer as provided in clause (i) above

(viii)    if to the Rating Agency:

      DBRS, Inc., d/b/a DBRS Morningstar
         140 Broadway, 35th Floor
         New York, NY 10005

(ix)    if to the Initial Purchaser:

KeyBanc Capital Markets Inc.

1301 Avenue of the Americas, 35th Floor
New York, New York 10019

Attention: Alan Staggers

Re: Horizon Funding Trust 2022-1

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 8.04	Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 8.05	Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party (other than the Issuer, the Trustee and the Owner Trustee) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 8.06	Counterparts; Electronic Signatures.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart may be transmitted by facsimile or other electronic transmission (including electronic PDF, DocuSign, Adobe “fill and sign” or such other provider as specified in writing by the applicable party) and upon receipt shall be deemed (and shall have the same authority and binding effect as) an original executed counterparty. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Notwithstanding the foregoing, if any party shall request manually signed counterpart signatures to this Agreement, each of the other parties hereby agrees to provide such manually signed signature pages as soon as commercially reasonable. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 8.07	Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.08	No Bankruptcy Petition; Disclaimer.

(a)    Each of the Seller and the Trust Depositor covenants and agrees that, prior to the date that is one year and one day (or, if longer, the preference period then in effect and one day) after the payment in full of all amounts owing in respect of all outstanding Notes rated by any Rating Agency, it will not institute against the Trust Depositor (in the case of the Seller), or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.08 will survive the termination of this Agreement.

(b)    The provisions of this Section 8.08 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 8.09	Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 8.10	Prohibited Transactions with Respect to the Issuer.

The Seller shall not:

(a)    Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b)    Purchase any Notes or Certificates in an agency or trustee capacity; or

(c)    Except in its capacity as Servicer as provided in the Sale and Servicing Agreement, lend any money to the Issuer.

Section 8.11	No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.12	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 8.13	Duration of Agreement.

This Agreement shall continue in existence and effect until the termination of the Sale and Servicing Agreement.

Section 8.14	Limited Recourse.

The obligations of the Trust Depositor and the Seller under this Agreement and the other Transaction Documents are solely the obligations of the Trust Depositor and the Seller, respectively. No recourse shall be had for the payment of any amount owing by the Trust Depositor or the Seller or otherwise under this Agreement, any other Transaction Document or for the payment by the Trust Depositor or the Seller of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor or the Seller arising out of or based upon this Agreement or any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor or the Seller or of any Affiliate of such Person. The provisions of this Section 8.14 shall survive the termination of this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HORIZON TECHNOLOGY FINANCE CORPORATION,
as the Seller

By:  /s/

Name:

Title:

HORIZON FUNDING 2022-1 LLC
as the Trust Depositor

By:  /s/

Name:

Title: